Exhibit 99.1
American Campus Communities Inc. Reports First Quarter 2006 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--May 2, 2006--American Campus
Communities Inc. (NYSE:ACC) today announced the following financial results for the quarter ended March 31, 2006.

    Highlights

    --  Quarterly FFOM of $0.39 per fully diluted share or $7.0 million, compared to $0.33 or $4.2 million in the prior year first quarter.

    --  Increase in net operating income ("NOI") for same store owned off-campus properties of 5.4 percent over the first quarter
        2005.

    --  Increase in same store occupancy for owned off-campus
        portfolio to 98.9 percent as of March 31, 2006 compared to
        97.2 percent as of March 31, 2005.

    --  Increase in same store owned off-campus pre-leasing for the
        2006-2007 academic year to 69 percent as of March 31, 2006 compared to 64 percent as of March 31, 2005.

    --  Completed the acquisition of Royal Properties student housing portfolio for a value of $244.3 million that consists of 13 existing properties with 5,745 beds in 10 major university markets.

    --  Increase in total market capitalization by 43.6 percent to
        $900.1 million as of March 31, 2006 compared to $626.7 million as of December 31, 2005.

    First Quarter 2006 Operating Results

    Revenue for the 2006 first quarter totaled $28.1 million, up 43.7 percent from $19.5 million in the 2005 first quarter. Net income for the 2006 first quarter totaled $3.7 million, or $0.21 per fully diluted share, compared with $8.2 million, or $0.65 per fully diluted share, for the same quarter in 2005. Net income decreased primarily due to a gain from the disposition of real estate of approximately
$5.9 million, or $0.46 per share, that was recognized during the 2005 first quarter. Excluding the gain from disposition of real estate, net income for the 2005 first quarter would have been $0.19 per fully diluted share, resulting in an increase of $.02 per fully diluted share when compared to the net income for the 2006 first quarter. FFO for the 2006 first quarter totaled $8.9 million, or $0.49 per fully diluted share, compared with $5.7 million, or $0.45 per fully diluted share, for the first quarter 2005. FFOM for the 2006 first quarter totaled $7.0 million, or $0.39 per fully diluted share, compared with
$4.2 million, or $0.33 per fully diluted share, for the first quarter
2005. A reconciliation of FFO and FFOM to net income is shown on Table
3.
    NOI for same store owned off-campus properties was $7.1 million in the quarter, up 5.4 percent from $6.7 million in the 2005 first quarter. NOI for the total owned off-campus property portfolio increased 54.3 percent to $11.7 million for the quarter from $7.6 million in the comparable period of 2005, primarily due to the impact of acquisitions completed during both periods and a development property placed into service during 2005.
    "This quarter, we attained substantial external growth consistent with our disciplined investment criteria and continued internal growth in our core business," said Bill Bayless, CEO and president of
American Campus Communities. "In addition to increasing our owned portfolio by 52 percent through the Royal acquisition, we also achieved positive same store NOI growth for the sixth consecutive quarter since our initial public offering."

    Portfolio Update

    Leasing status for our owned off-campus portfolio is 83 percent applied for and 78 percent pre-leased for the 2006-2007 academic year as of April 28, 2006.
    Callaway Villas, a 704-bed community in development that we anticipate will open in the Fall 2006 and serve the students attending
Texas A&M University, is currently 81 percent applied for and 72 percent pre-leased.
    Construction continues at The Village at Newark with completion scheduled for Summer 2007 and occupancy expected to occur in Fall
2007.
    The University of New Orleans continues to be an active on-campus third-party development project. The University is in the process of obtaining necessary approvals for the financing and commencement of construction during the summer of 2006.

    Supplemental Information and Earnings Conference Call

    Supplemental financial and operating information, as well as this release, are available in the investor relations section of the
American Campus Communities website,
www.americancampuscommunities.com. In addition, the company will host a conference call to discuss first quarter results and the 2006 outlook on Wednesday, May 3, 2006 at 10 a.m. EST (9:00 a.m. CST). To
participate by telephone, call 866-362-4666 passcode 79852272 at least five minutes prior to the call.
    To listen to the live broadcast, go to
www.americancampuscommunities.com or www.earnings.com at least 15 minutes prior to the call so that required audio software can be downloaded. Informational slides in the form of the supplemental analyst package can be accessed via the website. A replay of the conference call will be available beginning two hours after the end of the call until May 10, 2006 by dialing 888-286-8010 or 617-801-6888 passcode 60192254. The replay also will be available for 30 days at
www.americancampuscommunities.com and at www.earnings.com. The call will also be available as a podcast on http://www.REITcafe.com and on the company's website shortly after the call.

    Non-GAAP Financial Measures

    As defined by NAREIT, FFO represents income (loss) before
allocation to minority interests (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated
partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude
GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of
NAREIT in its March 1995 White Paper (as amended in November 1999 and
April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other
commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.
    As noted above, FFO excludes GAAP historical cost depreciation and amortization of real estate and related assets because these GAAP items assume that the value of real estate diminishes over time.
However, unlike the ownership of our owned off-campus properties, the unique features of our ownership interest in our on-campus
participating properties cause the value of these properties to diminish over time. For example, since the ground leases under which we operate the participating properties require the reinvestment from operations of specified amounts for capital expenditures and for the repayment of debt while our interest in these properties terminates upon the repayment of the debt, such capital expenditures do not increase the value of the property to us and mortgage debt
amortization only increases the equity of the ground lessor.
Accordingly, when considering our FFO, we believe it is also a meaningful measure of our performance to modify FFO to exclude the operations of our on-campus participating properties and to consider their impact on performance by including only that portion of our revenues from those properties that are reflective of our share of net cash flow and the management fees that we receive, both of which increase and decrease with the operating measure of the properties, a measure we refer to as FFOM.
    The company defines property NOI as property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses.

    About American Campus Communities

    American Campus Communities Inc. is one of the largest developers, owners and managers of high-quality student housing communities in the
United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction
management, leasing and management of student housing properties.
American Campus Communities owns and manages a portfolio of 38 student housing communities containing approximately 22,900 beds. Including its owned properties, the company provides management and leasing services at a total of 58 properties with more than 35,600 beds located on or near college and university campuses. Additional information is available at www.americancampuscommunities.com.

    Forward-Looking Statements

    This news release contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this news release are forward-looking statements and can be identified by the use of the words "anticipate," "believe," "expect," "intend," "may," "might,"
"plan," "estimate," "project," "should," "will," "result" and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.
    Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties inherent in the national economy, the real estate industry in general, and in our specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITS; our dependence on key personnel whose continued service is not guaranteed;
availability of qualified acquisition and development targets;
availability of capital and financing; rising interest rates; rising insurance rates; impact of ad valorem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this news release, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                Table 1
           American Campus Communities Inc. and Subsidiaries
                      Consolidated Balance Sheets
                        (dollars in thousands)

                                              March 31,   December 31,
                                                 2006         2005
                                             ------------ ------------
Assets                                       (unaudited)

Investments in real estate:
  Owned off-campus properties, net              $676,890     $417,098
  On-campus participating properties, net         79,387       80,370
                                             ------------ ------------
Investments in real estate, net                  756,277      497,468

Cash and cash equivalents                         11,025       24,641
Restricted cash                                   12,609        9,502
Student contracts receivable, net                  1,904        2,610
Other assets                                      20,101       16,641
                                             ------------ ------------

Total assets                                    $801,916     $550,862
                                             ============ ============

Liabilities and stockholders' equity
Liabilities:
  Secured debt                                  $422,597     $291,646
  Unsecured revolving credit facility             67,000           --
  Accounts payable and accrued expenses            9,807        7,983
  Other liabilities                               26,294       25,155
                                             ------------ ------------
Total liabilities                                525,698      324,784

Minority interests                                35,011        2,851

Stockholders' equity:
  Common stock                                       172          172
  Additional paid in capital                     253,432      233,388
  Accumulated earnings and dividends             (12,999)     (10,817)
  Accumulated other comprehensive income             602          484
                                             ------------ ------------
Total stockholders' equity                       241,207      223,227
                                             ------------ ------------

Total liabilities and stockholders' equity      $801,916     $550,862
                                             ============ ============

                                Table 2
           American Campus Communities Inc. and Subsidiaries
                 Consolidated Statements of Operations
        (dollars in thousands, except share and per share data)

                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                                 2006         2005
                                             ------------ ------------
Revenues:                                           (unaudited)
  Owned off-campus properties                    $19,487      $12,489
  On-campus participating properties               5,982        5,493
  Third-party development services                 1,638          645
  Third-party management services                    662          710
   Resident services                                 320          204
                                             ------------ ------------
Total revenues                                    28,089       19,541

Operating expenses:
  Owned off-campus properties                      8,149        5,136
  On-campus participating properties               1,950        1,875
  Third-party development
   and management services                         1,638        1,464
  General and administrative                       1,587        1,364
  Depreciation and amortization                    5,275        3,424
  Ground/facility leases                             192          212
                                             ------------ ------------
Total operating expenses                          18,791       13,475
                                             ------------ ------------

Operating income                                   9,298        6,066

Non-operating income and (expenses):
  Interest income                                    185           58
  Interest expense                                (5,336)      (3,808)
  Amortization of deferred financing costs          (355)        (246)
  Other non-operating income                          --          430
                                             ------------ ------------
Total non-operating expenses                      (5,506)      (3,566)
                                             ------------ ------------

Income before income taxes, minority
 interests, and discontinued operations            3,792        2,500
Income tax provision                                  --         (102)
Minority interests                                  (128)         (87)
                                             ------------ ------------
Income from continuing operations                  3,664        2,311

Discontinued operations:
  Loss attributable to discontinued
   operations                                         --           (2)
  Gain from disposition of real estate                --        5,883
                                             ------------ ------------
Total discontinued operations                         --        5,881
                                             ------------ ------------

Net income                                        $3,664       $8,192
                                             ============ ============

Net income per share -- basic and diluted          $0.21        $0.65
                                             ============ ============

Weighted average common shares outstanding:
    Basic                                     17,209,779   12,622,145
                                             ============ ============
    Diluted                                   18,176,189   12,769,939
                                             ============ ============

                                Table 3
           American Campus Communities Inc. and Subsidiaries
                      Calculation of FFO and FFOM
  (unaudited, dollars in thousands, except share and per share data)

                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                                 2006         2005
                                             ------------ ------------
Net income                                        $3,664       $8,192
Minority interests                                   128           87
Gain from disposition of real estate                  --       (5,883)
Real estate-related depreciation and
 amortization                                      5,155        3,326
                                             ------------ ------------
Funds from operations ("FFO")                      8,947        5,722

Elimination of operations from on-campus
 participating properties:
   Net income from on-campus
    participating properties                      (1,355)      (1,310)
   Amortization of investment
    in on-campus participating properties         (1,032)        (879)
                                             ------------ ------------
                                                   6,560        3,533

Modifications to reflect operational
 performance of on-campus participating
 properties:
   Our share of net cash flow(a)                     192          212
   Management fees                                   278          263
   On-campus participating properties
    development fees(b)                               --          230
                                             ------------ ------------
  Impact of on-campus participating
   properties                                        470          705
                                             ------------ ------------
Funds from Operations -- modified for
 operational performance of on-campus
 participating properties ("FFOM")                $7,030       $4,238
                                             ============ ============

FFO per share -- diluted                           $0.49        $0.45
                                             ============ ============

FFOM per share -- diluted                          $0.39        $0.33
                                             ============ ============

Weighted average common shares outstanding
 -- diluted                                   18,176,189   12,769,939
                                             ============ ============

(a) 50 percent of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods.

(b) Development and construction management fees, including
    construction savings earned under the general construction contract, related to the Cullen Oaks Phase II on-campus
    participating property completed in August 2005.

    CONTACT: American Campus Communities Inc., Austin
             Brian Nickel, 512-732-1000